CSFB04-8G14BBG - Summary

Deal Summary Report

CSFB04-8G14BBG

				Assumptions			Collateral
Settlement	30-Nov-2004	Prepay		100 PPC	Balance	WAC	WAM	Age	WAL	Dur
1st Pay Date	25-Dec-2004	Default		0 CDR	$200,000,000.00	6.01	355	5	4.73	3.78
		Recovery	0	months
		Severity		0%

Tranche	Rating	Balance	Coupon	Principal	Avg	Dur	Yield	Spread	Bench	Price	$@1bp	Accrued	NetNet	Dated	Notes
Name				Window	Life			bp		%		Int(M)	(MM)	Date
14N1		28,200,000.00	5.5	12/09 - 06/34	11.04									01-Nov-04	FIX
14S1		145,000,000.00	5.5	12/04 - 11/11	2.65									01-Nov-04	FIX
14S2		2,800,000.00	5.5	12/04 - 11/11	2.65									01-Nov-04	FIX
4A5		1,500,000.00	5.25	11/11 - 01/13	7.54									01-Nov-04	FIX
4A8		1,500,000.00	5.75	11/11 - 01/13	7.54									01-Nov-04	FIX
4A6		2,250,000.00	5.5	01/13 - 12/15	9.19									01-Nov-04	FIX
4A7		1,750,000.00	5.5	12/15 - 06/34	15.09									01-Nov-04	FIX
14S3		5,000,000.00	5.5	11/11 - 06/34	9.96									01-Nov-04	FIX
14B1		12,000,000.00	5.5	12/04 - 06/34	10.28									01-Nov-04	FIX

Treasury

Swaps

Mat

6MO

2YR

3YR

5YR

10YR

30YR

6MO

2YR

3YR

5YR

10YR

30YR

Yld

2.317

2.873

3.118

3.536

4.196

4.902

2.492

3.250

3.522

3.948

4.617

5.263

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.